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                                AMENDMENT NO. 1 TO THE
                                 AMENDED AND RESTATED
                           EMPLOYEE AND DIRECTOR INCENTIVE
                                    STOCK PLAN OF
                           MERIDIAN INDUSTRIAL TRUST, INC.


     THIS AMENDMENT NO. 1 TO THE AMENDED AND RESTATED EMPLOYEE AND DIRECTOR INCENTIVE STOCK PLAN OF MERIDIAN INDUSTRIAL TRUST, INC. (the "AMENDMENT"), is effective as of January 20, 1998.


                                   R E C I T A L S:

     A. On January 26, 1996, Meridian Industrial Trust, Inc., a Maryland corporation (the "COMPANY") adopted the Amended and Restated Employee and Director Incentive Stock Plan, and that plan was subsequently amended on February 26, 1997 and May 16, 1997 (that plan, as so amended, is referred to below as the "PLAN").

     B. The Plan is intended to (i) furnish incentive to individuals chosen to receive stock-based awards because they are considered capable of responding by improving operations and increasing profits; (ii)encourage selected employees to accept or continue employment with the Company; and (iii) increase the interest of directors of the Company in the Company's welfare through their participation in the growth in value of the Company's common stock.

     C. Section 12 of the Plan provides that the Plan may be amended by action of the Board of Directors of the Company (the "BOARD").

     D. The Board of Directors of the Company has determined that it is in the best interest of the Company that the Plan should be amended to provide for vesting of all stock appreciation rights and options issued pursuant to the Plan in the event of a Change of Control (as hereinafter defined)

     E. All terms that are defined in the Plan and used herein shall have the same meanings given such terms in the Plan.

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1. The following defined terms are hereby added to Section 1.2 of the Plan in alphabetical order.

     "CHANGE OF CONTROL" means the occurrence of any of the following events:

     (a) The acquisition by any Person of beneficial ownership (within the meaning

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          of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (x) the then outstanding shares of Stock (the "OUTSTANDING COMPANY COMMON STOCK") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "OUTSTANDING COMPANY VOTING SECURITIES"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control; (i) any acquisition directly from the Company,
          (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (iv) any acquisition by any entity pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) below; and provided further that an acquisition of beneficial ownership that is a direct result of a redemption, repurchase or cancellation of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities authorized by the Incumbent Board (as hereinafter defined) shall not constitute a Change of Control; or

     (b) Individuals who, as of the date of this Plan, constitute the Board (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Plan whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity (a "BUSINESS COMBINATION"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership,

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          immediately prior to such Business Combination of the Outstanding
          Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination, any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the Company resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such Company except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the Company resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     "NON-SURVIVING EVENT" means an event of Restructure as described in either subparagraph (b) or (c) of the definition of "Restructure"set forth below.

     "PERSON" means any person or entity of any nature whatsoever, specifically including (but not limited to) an individual, a firm, a company, a corporation, a limited liability company, a partnership, a trust or other entity. A Person, together with that Person's affiliates and associates (as those terms are defined in Rule 12b-2 under the Exchange Act for purposes of this definition only), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Corporation with that Person, shall be deemed a single "Person."

     "RESTRUCTURE" means the occurrence of any one or more of the following:

     (a) The merger or consolidation of the Company with any Person, whether effected as a single transaction or a series of related transactions, with the Company remaining the continuing or surviving entity of that merger or consolidation and the Stock remaining outstanding and not changed into or exchanged for stock or other securities of any other Person or of the Company, cash, or other property;

     (b) The merger or consolidation of the Company with any Person, whether effected as a single transaction or a series of related transactions, with (i) the Company not being the continuing or surviving entity of that merger or consolidation or (ii) the Company remaining the continuing or surviving entity of that merger or consolidation but all or a part of the outstanding shares of Stock are changed into

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          or exchanged for stock or other securities of any other Person or the
          Company, cash, or other property; or

     (c) The transfer, directly or indirectly, of all or substantially all of the assets of the Company (whether by sale, merger, consolidation, liquidation or otherwise) to any Person whether effected as a single transaction or a series of related transactions.


     2. The Plan is hereby amended by amending and restating Section 6.1(b) in its entirety as follows:

     "(b) CERTAIN CORPORATE TRANSACTIONS.

          (i) This Section 6.1(b) addresses the impact of certain corporate transactions on outstanding Awards other than Awards granted to Eligible Directors (except to the extent provided in Section 6.1(c)) and other than transactions requiring adjustments in accordance with Section 6.1(a). In case of any reclassification or change of outstanding shares of Stock issuable upon exercise of an outstanding Award or in the case of any consolidation or merger of the Company with or into another entity (other than a merger in which the Company is a continuing corporation and which does not result in any reclassification or change in the then-outstanding shares of Stock) or in the case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company or such successor or purchasing entity, as the case may be, shall make lawful and adequate provision whereby the holder of each outstanding Award shall thereafter have the right, on exercise of such Award, to receive the kind and amount of securities, property and/or cash receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Award immediately before such reclassification, change, consolidation, merger, sale or conveyance. Such provision shall include adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 6.1(a). The actions described in this Section 6.1(b) may be taken without regard to any resulting tax consequences to the Participant.

         (ii)  CHANGE OF CONTROL.  Upon the occurrence of a Change of Control,
               (A) all outstanding Stock Appreciation Rights and Options shall immediately become fully vested and exercisable in full, including that portion of any Stock Appreciation Right or Option (other than Director Options) that

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               pursuant to the terms and provisions of the applicable Award
               Agreement had not yet become exercisable (the total number of shares of Stock as to which a Stock Appreciation Right or Option is exercisable upon the occurrence of a Change of Control is referred to herein as the "TOTAL SHARES"); and (B) the restriction period of any Restricted Stock Award shall immediately be accelerated and the restrictions shall expire. If a Change of Control involves a Restructure or occurs in connection with a series of related transactions involving a Restructure and if such Restructure is in the form of a Non-Surviving Event and as a part of such Restructure shares of stock, other securities, cash or property shall be issuable or deliverable in exchange for Stock, then the holder of an Award shall be entitled to purchase or receive (in lieu of the Total Shares that the Participant would otherwise be entitled to purchase or receive), as appropriate for the form of Award, the number of shares of stock, other securities, cash or property to which that number of Total Shares would have been entitled in connection with such Restructure (and, for Options, at an aggregate exercise price equal to the Exercise Price that would have been payable if that number of Total Shares had been purchased on the exercise of the Option immediately before the consummation of the Restructure). Nothing in this Section 6.1(b) shall impose on a Participant the obligation to exercise any Award immediately before or upon the Change of Control, nor shall the Participant forfeit the right to exercise the Award during the remainder of the original term of the Award because of a Change of Control or because the Participant's employment is terminated for any reason following a Change of Control.

               The Company shall attempt to keep all Participants informed with respect to any Change in Control or Restructure or of any potential Change of Control or Restructure to the same extent that the Company's stockholders are informed by the Company of any such event or potential event."

     3. Except as herein specifically amended, the Plan shall continue in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the Company has duly executed this Amendment as of the day and year first above written.


                                             MERIDIAN INDUSTRIAL TRUST, INC.



                                             By:



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                                             Name:
                                             Title:

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